Exhibit 10.4

AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND AMENDMENT NO. 1 TO GUARANTEE AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT and AMENDMENT NO. 1 TO GUARANTEE AGREEMENT,

dated as of March 10, 2023 (this “Amendment”), by and among CMTG JP FINANCE LLC (“Seller”), a Delaware limited liability company, CLAROS MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Uncommitted Master Repurchase Agreement, dated as of May 27, 2021 (as amended by Amendment No. 1 to Amended and Restated Master Repurchase Agreement and Amendment No. 1 to Amended and Restated Fee and Pricing Letter, dated as of June 29, 2021, the Term SOFR Conforming Changes Amendment, dated December 31, 2021, Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of January 14, 2022, and as further amended hereby, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, in connection therewith Guarantor executed and delivered in favor of Buyer that certain Guarantee Agreement, dated as of June 29, 2018 (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”);

WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and

WHEREAS, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Guarantee Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor each agree as follows:

SECTION 1. Amendments to Repurchase Agreement.

(a)
Article 2 of the Repurchase Agreement shall be amended by (i) to the extent a defined term below is not already defined in the Repurchase Agreement, inserting the following such new defined terms in the correct alphabetical order, and (ii) to the extent a defined term below is already defined in the Repurchase Agreement, by amending and restating such term in its entirety with the defined term below:

“Additional Advance Amount” shall mean, with respect to an Additional Advance Purchased Asset, the amount of Additional Advances funded in respect of such Additional Advance Purchased Asset as of the Additional Advance Effective Date, as reflected in the Confirmation related to such Purchased Asset, minus any Additional Advance Amounts reduced by giving effect to a repurchase in whole or in part by Seller of the related Additional Advance Purchased Asset or application of any Early Amortization Amount or Additional Amortization Amount to such Additional Advance Purchased Asset pursuant to Article 3(bb)(iii) or Article 2(a) of Fee Letter Amendment No. 2, as applicable, plus any Additional Advance Amounts re-allocated by Buyer in respect of any Additional Advance Purchased Asset pursuant to Article 3(bb)(iv).

“Additional Advance Effective Date” shall mean March 10, 2023.

“Additional Advance Make Whole Amount” shall have the meaning set forth in the Fee Letter.

“Additional Advance Maximum Amount” shall mean an amount equal to (A) on and after the Additional Advance Effective Date through and excluding the Additional Advance Termination Date (i) $250,000,000, minus (ii) any partial repurchases of Additional Advance Purchased Assets in satisfaction of the Early Amortization Amount and any Additional Amortization Amounts, if any, and (B) on and after the Additional Advance Termination Date, zero.

“Additional Advance Purchased Asset” shall mean each of the Purchased Assets set forth on Schedule V to the Fee Letter and any other Purchased Asset in respect of which Buyer funds any Additional Advance.

“Additional Advance Termination Date” shall mean August 10, 2024.

“Additional Advances” shall mean the additional advances made by Buyer to Seller in respect of the Additional Advance Purchased Assets.

“Additional Amortization Amount” shall have the meaning set forth in the Fee

Letter.

“Additional Amortization Requirement” shall have the meaning set forth in the Fee Letter.

“Advance Rate” shall mean, with respect to each Transaction and any Pricing Rate

Period, the initial Advance Rate selected by Buyer for such Transaction on a case by case basis in its sole discretion as shown in the related Confirmation, (A) as may be increased or decreased pursuant to Article 3(bb) and (B) as may be reduced in respect of any payment by Seller made in order to comply with Article 2(a) of Fee Letter Amendment No. 2, Article 10(l) or 11(aa), which in any case, with respect to Main Pool Purchased Assets, shall not exceed the Maximum Advance Rate for the related Purchased Asset as specified in the related Confirmation, and with respect to Sidecar Pool Purchased Assets, shall be as specified for such Purchased Asset in Schedule II attached to the Fee Letter, unless, in each case, otherwise agreed to by Buyer and Seller and specified in the related Confirmation.

“Early Amortization Amount” shall have the meaning set forth in the Fee Letter.

“Fee Letter Amendment No. 2” shall mean that certain Amendment No. 2 to Amended and Restated Fee and Pricing Letter, dated as of March 10, 2023, by and among Seller, Guarantor and Buyer.

“Main Pool Maximum Facility Amount” shall mean the sum of (x) $1,500,000,000 and (y) the then-current Additional Advance Maximum Amount.

“Old Post Office Mezzanine Loan” shall mean the mezzanine loan evidenced by that certain Mezzanine Promissory Note held by Seller (as successor-in-interest to JPMorgan Chase Bank, National Association) issued pursuant to that certain Mezzanine Loan Agreement, dated as of December 9, 2021, between 601W Companies Chicago Mezz 1 LLC, a Delaware limited liability company, and JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time, with an aggregate principal balance of $125,000,000.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, adjusted after the Purchase Date as set forth below. The Purchase Price as of the Purchase Date for any Purchased Asset shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the Market Value of such Purchased Asset as of the Purchase Date (or the par amount of such Purchased Asset, if lower than Market Value) by

(ii) the Advance Rate for such Purchased Asset, as determined by Buyer in its sole and absolute discretion and as set forth on the related Confirmation. The Purchase Price of any Purchased Asset shall be (x) increased by any Future Funding Amount or Additional Advance Amount actually funded by Buyer and any additional amounts disbursed by Buyer to Seller or to the related Mortgagor on behalf of Seller or otherwise with respect to such Purchased Asset and (y) decreased by (A) the portion of any Principal Proceeds on such Purchased Asset that are applied pursuant to Article 5 or Article 11(aa) hereof to reduce such Purchase Price and (B) any other amounts paid to Buyer by Seller specifically to reduce such Purchase Price and that are applied pursuant to Article 3(bb) or Article 5 hereof or Article 2(a) of Fee Letter Amendment No. 2 to reduce such Purchase Price.

(b)
Article 3 of the Repurchase Agreement shall be amended by adding a new Article 3(bb) therein as follows:

(bb) (i) On the Additional Advance Effective Date, Buyer shall make Additional Advances in respect of the Additional Advance Purchased Assets in the amount set forth on the table attached as Schedule V to the Fee Letter. Buyer may, at Seller’s request, make further Additional Advances or re-allocate Additional Advances with respect to an Additional Advance Purchased Asset to any other Purchased Asset (including, without limitation, following repurchase of any Additional Advance Purchased Asset as a result of a Mortgagor repayment), in each case, in Buyer’s sole discretion. In no event shall any Additional Advance be made if the result of such Additional Advance would cause the aggregate amount of all Additional Advances to exceed the Additional Advance Maximum Amount. Each Confirmation relating to each Additional Advance

Purchased Asset shall be revised to specify the amount of the Additional Advance allocated to such Additional Advance Purchased Asset, which amount shall be reflected therein as an increase in the Advance Rate and Purchase Price thereof.

(ii)
Seller may repay to Buyer at its option, on any Business Day on at least ten (10) Business Days’ prior written notice, all or any part of any Additional Advances with respect to any or all Additional Advance Purchased Assets by effecting a repurchase in part of any Additional Advance Purchased Asset in an amount up to the total outstanding Additional Advance Amount allocated to such Additional Advance Purchased Asset. No Exit Fee shall be due upon the repurchase of all or any portion of the Additional Advances in respect of any Additional Advance Purchased Asset pursuant to this Article 3(bb)(ii).

(iii)
Seller shall repurchase the Additional Advance Purchased Assets in part as required to pay the Early Amortization Amount in the applicable required amount on the related required date as set forth in the definition of Early Amortization Amount. Subject to the proviso to Article 2(a) of Fee Letter Amendment No. 2, such payments of the Early Amortization Amounts are in addition to the Additional Amortization Amounts in connection with the Additional Amortization Requirement. The Early Amortization Amount shall be applied to reduce the outstanding Additional Advance Amount of the Additional Advance Purchased Assets in such order as Buyer shall elect in its sole discretion. No Exit Fee shall be due upon the repurchase of all or any portion of the Additional Advances in respect of any Additional Advance Purchased Asset in connection with payment of the Early Amortization Amount or the Additional Amortization Amount.

(iv)
Any Principal Proceeds paid to Buyer by Seller to reduce the Purchase Price of any Additional Advance Purchased Asset shall be applied first to reduce the Additional Advance Amount of such Additional Advance Purchased Asset and then to reduce the remaining Purchase Price of such Additional Advance Purchased Asset. To the extent any Additional Advance Amount is reduced by application of repayments or prepayments by a related Mortgagor prior to the Additional Advance Termination Date, Seller may request that Buyer re-allocate such Additional Advance Amounts to other Additional Advance Purchased Assets, which request Buyer may accept or deny in Buyer’s sole discretion.

(v)
Seller shall repay to Buyer all outstanding Additional Advance Amounts on the Additional Advance Termination Date together with the Additional Advance Make Whole Amount, if any, due and payable in connection therewith, as calculated by Buyer in its sole discretion exercised in good faith. No Exit Fee shall be due upon the repayment of all or any portion of the Additional Advance Amount.

(c)
[Reserved]

(d)
Article 6(a) of the Repurchase Agreement is hereby amended by deleting the word “and” at the end of clause (vii), replacing the period at the end of clause (viii) with “; and” and adding a new clause (ix) therein to read as follows:

(ix) the Old Post Office Mezzanine Loan.

(e)
Article 12(a)(xvi) of the Repurchase Agreement shall be amended and restated in its entirety to read as follows:

(xvi)
Seller shall fail to observe any agreement or covenant or to make any payment as and when required pursuant to Article 3(bb) or 3(cc) or Article 2(a) of Fee Letter Amendment No. 2.

SECTION 2. Amendments to Guarantee Agreement.

(a)
Section 9(a)(iii) of the Guarantee Agreement is hereby amended and restated in its entirety as follows:

(iii) permit the ratio of Guarantor’s EBITDA for the most recently ended period of twelve (12) consecutive months ended on or prior to such date of determination to Guarantor’s Interest Expense for such period to be less than 1.40 to 1.00; or

(b)
Section 9 of the Guarantee Agreement is hereby amended by adding the following subsection (c) thereto:

(c)
Notwithstanding anything to the contrary contained herein or elsewhere, in the event that Guarantor, Seller or any Subsidiary of Guarantor has entered into or amended or proposes to enter into or amend any other commercial real estate loan repurchase agreement, warehouse facility or credit facility with any other lender or repurchase buyer or guaranty of any such agreement or facility with any other lender or repurchase buyer (each as in effect after giving effect to all amendments thereof, a “Third Party Agreement”) and such Third Party Agreement contains any financial covenant as to Guarantor for which there is no corresponding covenant in Sections 9(a)(i) through (iv) above at the time such financial covenant becomes effective (each an “Additional Financial Covenant”), or contains a financial covenant that corresponds to a covenant in Sections 9(a)(i) through (iv) above and such financial covenant is more restrictive as to Guarantor or more favorable to the lender or repurchase buyer than the corresponding covenant in Sections 9(a)(i) through (iv) above as in effect at the time such financial covenant becomes effective (each, a “More Restrictive Financial Covenant” and together with each Additional Financial Covenant, each an “MFN Covenant”), then (A) Guarantor shall promptly notify Buyer of the effectiveness or proposed effective date, as applicable, of such MFN Covenant and (B) in the sole discretion of Buyer, Sections 9(a)(i) through (iv) above will automatically be deemed to be modified to reflect such MFN Covenant (whether through amendment of an existing covenant contained in Sections 9(a)(i) through (iv) above (including, if applicable, related definitions) or the inclusion of an additional financial covenant (including, if applicable, related definitions), as applicable). Promptly upon request by Buyer, Guarantor shall execute and take any and all acts, amendments, supplements, modifications and assurances and other instruments as Buyer may reasonably require from time to time in order to document any such modification and otherwise carry out the intent and purposes of this paragraph.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the date on which (a) this Amendment and Fee Letter Amendment No. 2 is executed and delivered by a duly authorized officer of each of Seller, Guarantor and the Buyer, (b) Seller has pledged in favor of Buyer all of Seller’s right, title and interest in, to and under the Old Post Office Mezzanine Loan in form and substance acceptable to Buyer, and (c) counsel for Seller has delivered a opinions of counsel, including a bankruptcy safe harbor opinion, in form and substance acceptable to Buyer.

SECTION 4. Seller’s Representations and Warranties. On and as of the date hereof, Seller hereby represents and warrants to Buyer that (a) to Seller’s knowledge, Seller is in compliance with all the terms and provisions set forth in the Repurchase Agreement and the other Transaction Documents on its part to be observed or performed, (b) after giving effect to this Amendment, no Margin Deficit or Material Adverse Effect exists and no Default (to Seller’s knowledge) or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) to Seller’s knowledge, after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date), (d) Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (e) this Amendment has been duly executed and delivered by or on behalf of such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

SECTION 5. Guarantor’s Representations and Warranties. On and as of the date hereof, Guarantor hereby represents and warrants to Buyer that (a) to Guarantor’s knowledge, it is in compliance with all the terms and provisions set forth in the Guarantee Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default (to Guarantor’s knowledge) or Event of Default with respect to Guarantor has occurred and is continuing, and (c) to Guarantor’s knowledge, after giving effect to this Amendment, the representations and warranties made by Guarantor in the Guarantee Agreement are true and correct in all respects as thought made on such date (except for any such representation or warranty that, by its terms, refers to a specific date other than the date hereof).

SECTION 6. Acknowledgments of Guarantor. In connection with this Amendment, the Guarantor hereby acknowledges (a) the execution and delivery of this Amendment by Seller and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Obligations (as defined therein), as such obligations may be increased and otherwise modified in connection with the terms of this Amendment, and (b) that, as of the date hereof, to Guarantor’s knowledge, the Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and each of the other Transaction Documents.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Additional Advance Effective Date, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby. Each reference to the “Guarantee Agreement” in any of the Transaction Documents shall be deemed to be a referenced to the Guarantee Agreement as amended hereby.

SECTION 8. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 9. Costs and Expenses. Seller and Guarantor shall pay the Buyer’s reasonable out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, outside attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

SECTION 10. No Novation, Effect of Agreement. Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and Guarantee Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other document executed in connection therewith to which any Repurchase Party is a party (the “Repurchase Documents”). It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Repurchase Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement or Guarantee Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 11. Consent to Jurisdiction; Waiver of Jury Trial. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11 shall affect the right of the Buyer to serve legal process in any other manner permitted by law or affect the right of the Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

SECTION 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

SECTION 13. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

a national banking association organized under the laws of the United States

By:

Name: Thomas Cassino

Title: Managing Director

SELLER:

CMTG JP FINANCE LLC,

a Delaware limited liability company

By:

Name: Priyanka Garg

Title: Authorized Signatory

Guarantor:

CLAROS MORTGAGE TRUST, INC., a

Maryland corporation, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment and entering into the amendments with respect to Guarantor and the Guarantee Agreement:

By:

Name: Priyanka Garg

Title: Executive Vice President – Portfolio and Asset Management